UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 24, 2007

HOUSEVALUES, INC.

(Exact name of registrant as specified in its charter)

Washington	000-51032	91-1982679
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 952-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On April 24, 2007, Mark S. Powell notified the Board of Directors of HouseValues, Inc. (the “Company”) of his decision not to stand for re-election to the Board of Directors at the Company’s 2007 annual meeting of shareholders. Accordingly, Mr. Powell will cease to be a Director and Chairman of the Board as of the date of the annual meeting of shareholders, which is currently expected to be held on May 31, 2007. Mr. Powell’s decision not to stand for re-election did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. After more than seven years with HouseValues Mr. Powell has decided to dedicate his full energies to other interests.

Item 8.01	Other Events

On April 24, 2007, the Board elected Frank M. (“Pete”) Higgins as Mr. Powell’s successor as Chairman. Mr. Higgins will take office as Chairman immediately following Mr. Powell’s retirement from the Board as of the date of the annual meeting of shareholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEVALUES, INC.

	By:	/s/ Patricia Kirsch
Date: April 30, 2007		Patricia Kirsch
Secretary

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